ACQUISITION AGREEMENT

                         DATED AS OF AUGUST 22,2000

                                   BETWEEN

                       MILLENNIUM PLASTICS CORPORATION

                                     AND

                             SCAC HOLDINGS INC.



TABLE OF CONTENTS

ACQUISTION AGREEMENT

ARTICLE 1. The Acquisition
  Section 1.1. The Acquisition
  Section 1.2.Effective Time
  Section 1.3.Closing of the Acquisition
  Section 1.4.Effects of the Acquisition.
  Section 1.5.Registration Rights Agreement
  Section 1.6.Board of Directors and Officers of SCAC
  Section 1.7.Conversion of Shares
  Section 1.8.Exchange of Certificates
  Section 1.9.Stock Options
  Section 1.10Record Date
  Section 1.11Taking of Necessary Action; Further Action

ARTICLE 2. Representations and Warranties of MPC
  Section 2.1.Organization and Qualification
  Section 2.2.Capitalization of MPC
  Section 2.3.Authority Relative to this Agreement; Recommendation.
  Section 2.4.SEC Reports; Financial Statements
  Section 2.5.Consents and Approvals; No Violations
  Section 2.6.No Default
  Section 2.7.No Undisclosed Liabilities; Absence of Changes
  Section 2.8.Litigation
  Section 2.9.Compliance with Applicable Law
  Section 2.10.Employee Benefit Plans; Labor Matters
  Section 2.11.Environmental Laws and Regulations
  Section 2.12.Tax Matters
  Section 2.13.Title To Property
  Section 2.14.Intellectual Property
  Section 2.15.Insurance
  Section 2.16.Vote Required
  Section 2.17.Tax Treatment
  Section 2.18.Affiliates
  Section 2.19.Certain Business Practices
  Section 2.20.Insider Interests
  Section 2.21.Opinion of Financial Adviser
  Section 2.22.Brokers
  Section 2.23.Disclosure
  Section 2.24.No Existing Discussion
  Section 2.25.Material Contracts

ARTICLE 3. Representations and Warranties of SCAC.
  Section 3.1. Organization and Qualification
  Section 3.2. Capitalization of SOLPLAX
  Section 3.3.Authority Relative to this Agreement; Recommendation
  Section 3.4.SEC Reports; Financial Statements
  Section 3.5.Information Supplied
  Section 3.6.Consents and Approvals; No Violations
  Section 3.7.No Default
  Section 3.8No Undisclosed Liabilities; Absence of Changes
  Section 3.9.Litigation
  Section 3.10.Compliance with Applicable Law
  Section 3.11.Employee Benefit Plans; Labor Matters
  Section 3.12. Environmental Laws and Regulations
  Section 3.13. Tax Matters
  Section 3.14. Title to Property
  Section 3.15. Intellectual Property
  Section 3.16. Insurance
  Section 3.17. Vote Required
  Section 3.18. Tax Treatment
  Section 3.19. Affiliates
  Section 3.20. Certain Business Practices
  Section 3.21. Insider Interests
  Section 3.22. Opinion of Financial Adviser
  Section 3.23. Brokers
  Section 3.24. Disclosure
  Section 3.25. No Existing Discussions
  Section 3.26. Material Contracts

ARTICLE 4. Covenants
  Section 4.1. Conduct of Business of MPC
  Section 4.2. Conduct of Business of SOLPLAX
  Section 4.3. Preparation of 8-K
  Section 4.4. Other Potential Acquirers
  Section 4.5. Meetings of Stockholders
  Section 4.6. Registration
  Section 4.7. Access to Information
  Section 4.8. Additional Agreements; Reasonable Efforts.
  Section 4.9. Public Announcements
  Section 4.10. Indemnification
  Section 4.11. Notification of Certain Matters

ARTICLE 5. Conditions to Consummation of the Acquisition

  Section  5.1.Conditions to Each Party's Obligations to  Effect
               the Acquisition
  Section 5.2. Conditions to the Obligations of MPC
  Section 5.3. Conditions to the Obligations of SCAC


ARTICLE 6. Termination; Amendment; Waiver
  Section 6.1.Termination
  Section 6.2.Effect of Termination
  Section 6.3.Fees and Expenses
  Section 6.4.Amendment
  Section 6.5.Extension; Waiver

ARTICLE 7. Miscellaneous
  Section 7.1. Nonsurvival of Representations and Warranties
  Section 7.2. Entire Agreement; Assignment
  Section 7.3. Validity
  Section 7.4. Notices
  Section 7.5. Governing Law
  Section 7.6. Descriptive Headings
  Section 7.7. Parties in Interest
  Section 7.8. Certain Definitions
  Section 7.9. Personal Liability
  Section 7.10.Specific Performance
  Section 7.11.Counterparts

                           ACQUISITION  AGREEMENT

     This  Acquisition Agreement (this "Agreement"), dated as of  August  22,
2000, is between MILLENNIUM PLASTICS CORPORATION, a Nevada corporation ("MPC"), and SCAC Holdings Inc., a Nevada corporation ("SCAC").

     Whereas, the Boards of Directors of MPC and SCAC each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Acquisition (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Acquisition in accordance with this Agreement;

     Whereas, for Federal income tax purposes, it is intended that the Acquisition qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     Whereas,   MPC   and   SCAC  desire  to  make  certain  representations,
warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition.

     Now,   therefore,   in   consideration   of   the   premises   and   the
representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, MPC and SCAC hereby agree as follows:

                                  ARTICLE I

                               The Acquisition

     Section 1.1. The Acquisition. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the state of Nevada (the "NGCL"), MPC shall acquire 100% of the issued and outstanding shares of Common Stock of SOLPLAX (as defined below) (the "Acquisition"). Following the Acquisition, SOLPLAX shall continue as a surviving corporation, shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of SOLPLAX shall continue. The Acquisition is intended to qualify as a tax-free reorganization under Section 368 of the Code as relates to the non-cash exchange of stock referenced herein.

Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a stock certificate (the "Stock Certificate") shall be duly executed and acknowledged by SCAC, and thereafter the Stock Certificate reflecting the Acquisition of 100% of the issued and outstanding shares of Common Stock of SOLPLAX shall be delivered to the Secretary of MPC. The Acquisition shall become effective at such time as a properly executed or such later time as the parties may agree upon and set forth in this Agreement (the time at which the Acquisition becomes effective shall be referred to herein as the "Effective Time").

     Section 1.3. Closing of the Acquisition. The closing of the Acquisition (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Sperry Young & Stoecklein, 1850 East Flamingo Rd., Suite 111, Las Vegas, Nevada 89119, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. Effects of the Acquisition. The Acquisition shall have the effects set forth in the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the outstanding securities of Solplax shall vest in MPC.

     Section 1.5. Registration Rights Agreement. The shares issued pursuant to paragraph 1.7 below are subject to a Registration Rights Agreement which is attached hereto as Exhibit `A.'

     Section 1.6. Board of Directors and Officers of SCAC. (a) At or prior to the Effective Time, each of SCAC and MPC agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of SOLPLAX to be maximum of five (5) persons with a minimum of three (3) and (ii) to cause Paul Branagan, Jocelyn Carnegie, and Nicholas Mcllwraith, (the "MPC Designees") to be elected as directors of SOLPLAX. In addition, SCAC, as the sole stockholder of SOLPLAX prior to the Effective Time shall take all action necessary to cause, to the greatest extent practicable, the MPC Designees and the SOLPLAX Designees to serve on SOLPLAX's Board of Directors until the 2001 Annual Meeting. If any of the MPC Designees or the SCAC Designees, respectively, shall decline or be unable to serve as a director prior to the Effective Time, MPC (if such person was a MPC Designee) or SCAC (if such person was a SCAC Designee), as the case may be, shall nominate another person to serve in such person's stead which such person shall be subject to approval of the other party. If any of the MPC Designees or the SCAC Designees, respectively, shall decline or be unable to serve as a director during his initial term following the Effective Time, the remaining MPC Designees (if such person was a MPC Designee) or the SCAC
Designees (if such person was a SCAC Designee), as the case may be, shall nominate another person to serve in such person's stead, which such person shall be subject to the approval of the other party's designees.

     (a) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of all of the subsidiaries, if any, of SOLPLAX shall be the same, as changed from time to time, as the Board of Directors of SOLPLAX.

     (b) From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, Paul Branagan shall be Chief Executive Officer, and Chairman of SOLPLAX, Jocelyn Carnegie shall be Managing Director of SOLPLAX, and Nicholas Mcllwraith shall be Secretary, Treasurer and Chief Financial Officer of SOLPLAX.

     Section 1.7. Conversion of Shares.

     (a) At the Effective Time, each share of common stock, par value $.01 per share of SOLPLAX
(individually a "SOLPLAX Share" and collectively, the "SOLPLAX Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Acquisition and without any action on the part of SCAC, MPC or the holder thereof, be exchanged for fully paid and nonassessable MPC Common
Share(s).   MPC  Shares  and  SOLPLAX  Shares  are  sometimes   referred   to
collectively herein as "Shares." In exchange for its shares in SOLPLAX, SCAC shall receive, at Closing, twelve million (12,000,000) restricted common shares, $0.001 par value of MPC subject to the registration rights as set forth in the Registration Rights Agreement attached hereto and incorporated herein by this reference

     (b) At the Effective Time, each SOLPLAX Share held in the treasury of SOLPLAX, by SOLPLAX immediately prior to the Effective Time shall, by virtue of the Acquisition and without any action on the part of MPC, SCAC or MPC be retained in Treasury by SOLPLAX.

     Section 1.8. Exchange of Certificates.

     (a). Prior to the Effective Time, MPC shall enter into an agreement with, and shall deposit with Sperry Young & Stoecklein, or such other agent or agents as may be satisfactory to MPC and SCAC (the "Exchange Agent'), for the benefit of SCAC, for exchange through the Exchange Agent in accordance with this Article I: (i) certificates representing the appropriate number of MPC Shares to be issued to SCAC issuable pursuant to Section 1.7 in exchange for outstanding SOLPLAX Shares, which Shares shall be held until such time as the Shares are registered. In addition, the Exchange Agent shall retain, on behalf of SCAC, the eight million (8,000,000) shares of MPC, until such time as the shares are registered pursuant to the Registration Rights Agreement and subsequently issued by SCAC as a dividend to its shareholders.

     (b) As soon as reasonably practicable after the Registration of such Shares, the Exchange Agent shall mail to each holder of record, on the record date ("Record Date") of a certificate or certificates which on the Record Date represented outstanding SOLPLAX Shares (the "Certificates") (currently the only shareholder of SOLPLAX shares is SCAC), whose shares were exchanged into the right to receive MPC Shares pursuant to Section 1.7: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as SCAC and MPC may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing MPC Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole MPC Shares and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of the Cash Fund, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall be held by MPC, at which time SOLPLAX shall become a wholly owned subsidiary of MPC. In the event of a transfer of ownership of SOLPLAX Shares which are not registered in the transfer records of SOLPLAX, a certificate representing the proper number of MPC Shares may be issued to a transferee if the Certificate representing such SOLPLAX Shares is presented to the Exchange Agent accompanied by all documents required by the Exchange Agent or MPC to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing MPC Shares and cash as contemplated by this Section 1.8.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to MPC Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the MPC Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 1.8(f) until the holder of record of such Certificate shall surrender such Certificate.

     (d) In the event that any Certificate for SOLPLAX Shares or MPC Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such MPC Shares and cash in lieu of fractional MPC Shares, if any, as may be required pursuant to this Agreement; provided, however, that MPC or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.

     (e) All MPC Shares issued upon the surrender for exchange of SOLPLAX Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10 shall be deemed to have been issued in full satisfaction of all rights pertaining to such SOLPLAX Shares. There shall be no further registration of transfers on the stock transfer books of SOLPLAX of the SOLPLAX shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to SOLPLAX for any reason, they shall be canceled and exchanged as provided in this Article I.

     (f) No fractional MPC Shares shall be issued in the Acquisition, but in lieu thereof each holder of SOLPLAX Shares otherwise entitled to a fractional MPC Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an amount of cash rounded to the nearest cent (without interest) determined by multiplying the fair market value of a MPC Share as determined by the MPC Board of Directors by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing additional shares was separately bargained for consideration and may constitute taxable consideration to the recipients.

     (g) The MPC Shares issued herein, shall contain the following Rule 144 Restrictive Legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (The "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE
     MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     Section 1.9. Stock Options. At the Effective Time, each outstanding option to purchase SOLPLAX Shares (a "SOLPLAX Stock Option" or collectively, "SOLPLAX Stock Options") issued pursuant to any SOLPLAX Stock Option Plan or SOLPLAX Long Term Incentive Plan whether vested or not, shall be canceled.

     Section 1.10. Record Date. The Record Date shall be Five (5) days after the Effective Date of the Registration of the MPC Shares, pursuant to the Securities Exchange Act of 1933, being issued under this Agreement.

     Section 1.11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, MPC, SOLPLAX or MPC reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest MPC possession to all assets, property, rights, privileges, powers and franchises of SOLPLAX, the officers and directors of MPC, MPC and SCAC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.


                                  ARTICLE 2

                    Representations and Warranties of MPC

     Except as set forth on the Disclosure Schedule delivered by MPC to SCAC (the "MPC Disclosure Schedule"), MPC hereby represents and warrants to SCAC as follows:

     Section 2.1. Organization and Qualification.

     (a) MPC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on MPC. When used in connection with MPC, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of MPC, other than any change or effect arising out of general economic conditions unrelated to any business in which MPC is engaged, or (ii) that may impair the ability of MPC to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (b) MPC has heretofore delivered to SCAC accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of MPC. Except as set forth on Schedule 2.1 of the MPC Disclosure Schedule, MPC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on MPC.

     Section 2.2. Capitalization of MPC.

     (a) The authorized capital stock of MPC consists of: (i) Fifty Million (50,000,000) MPC Shares at $.001 par value, of which, as of March 31, 2000, 23,900,000 MPC Shares were issued and outstanding, and no MPC Shares were held in treasury. The eight million shares of MPC common stock which were the subject of the Amended Patent and Royalty Agreement are being transferred to SCAC as part of this transaction. All of the outstanding MPC Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of MPC, (ii) securities of MPC convertible into or exchangeable for shares of capital stock or voting securities of MPC, (iii) options or other rights to acquire from MPC and, except as defined herein no obligations of MPC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MPC, and (iv) equity equivalents, interests in the ownership or earnings of MPC or other similar rights (collectively, "MPC Securities"). As of the date hereof, except as set forth on Schedule 2.2(a) of the MPC Disclosure Schedule there are no outstanding obligations of MPC or its subsidiaries to repurchase, redeem or otherwise acquire any MPC Securities or stockholder agreements, voting trusts or other agreements or understandings to which MPC is a party or by which it is bound relating to the voting or registration of any shares of capital stock of MPC. For purposes of this Agreement, ''Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (b) The MPC Shares constitute the only class of equity securities of MPC registered or required to be registered under the Exchange Act.

     (c) MPC does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity, other than as specifically disclosed in the disclosure documents.

     Section 2.3. Authority Relative to this Agreement; Recommendation.

     MPC has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of MPC (the "MPC Board") and no other corporate proceedings on the part of MPC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in
Section 2.17. This Agreement has been duly and validly executed and delivered by MPC and constitutes a valid, legal and binding agreement of MPC, enforceable against MPC in accordance with its terms.

     Section 2.4. SEC Reports; Financial Statements.

     (a) MPC has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") meeting all applicable requirements of the Securities Act of 1933, as amended (the "Securities
Act"), and the Exchange Act of 1934 (and the rules and regulations promulgated thereunder, respectively).

     (b) MPC has heretofore made available or promptly will make available to SCAC a complete and correct copy of documents or other instruments which are required to be filed by MPC with the SEC pursuant to the Exchange Act.

     Section 2.5. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1916, as amended (the ''HSR Act''), the rules of the National Association of Securities Dealers, Inc. ("NASD"), the filing and recordation of the Acquisition Certificate as required by the NGCL, and as set forth on Schedule
2.5 of the MPC Disclosure Schedule no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by MPC of this Agreement or the consummation by MPC of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on MPC.

     Except as set forth in Section 2.5 of the MPC Disclosure Schedule, neither the execution, delivery and performance of this Agreement by MPC nor the consummation by MPC of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of MPC, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MPC is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to MPC or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on MPC.

     Section 2.6. No Default. Except as set forth in Section 2.6 of the MPC Disclosure Schedule, MPC is not in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MPC is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ injunction, decree, law, statute, rule or regulation applicable to MPC or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on MPC. Except as set forth in Section 2.6 of the MPC Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MPC is now a party or by which its respective properties or assets may be bound that is material to MPC and that has not expired is in full force and effect and is not subject to any material default thereunder of which MPC is aware by any party obligated to MPC thereunder.

     Section 2.7. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.7 of the MPC Disclosure Schedule and except as and to the extent publicly disclosed by MPC in the Form 10KSB, as of March 31, 2000, MPC does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of MPC (including the notes thereto) or which would have a Material Adverse Effect on MPC. Except as publicly disclosed by MPC, since March 31, 2000, MPC has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to MPC having or which reasonably could be expected to have, a Material Adverse Effect on MPC. Except as and to the extent disclosed by MPC on 2.7 of the MPC Disclosure Schedule, since March 31, 2000, there has not been (i) any material change by MPC in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by MPC of any of its assets having a Material Adverse Effect on MPC, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 2.8. Litigation. Except as publicly disclosed by MPC herein, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of MPC, threatened against MPC or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on MPC or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed herein, MPC is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on MPC or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.9. Compliance with Applicable Law. Except as disclosed by MPC herein, MPC holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the `'MPC Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on MPC. Except as disclosed by MPC herein, MPC is in compliance with the terms of the MPC Permits, except where the failure so to comply would not have a Material Adverse Effect on MPC. Except as disclosed herein, the business of MPC is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.9 with respect to Environmental Laws (as defined in Section 2.11 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on MPC. Except as disclosed by MPC herein, no investigation or review by any Governmental Entity with respect to MPC is pending or, to the knowledge of MPC, threatened, nor, to the knowledge of MPC, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which MPC reasonably believes will not have a Material Adverse Effect on MPC.

     Section 2.10. Employee Benefit Plans; Labor Matters.

     (a)  Except  as  set  forth in Section 2.10(a)  of  the  MPC  Disclosure
Schedule with respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to at any time by MPC or any entity required to be aggregated with MPC pursuant to
Section 414 of the Code (each, a "MPC Employee Plan"), no event has occurred and to the knowledge of MPC, no condition or set of circumstances exists in connection with which MPC could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on MPC.

     (b) (i) No MPC Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each MPC Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 2.10(c) of the MPC Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any MPC Stock Options, together with the number of MPC Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Acquisition), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Section 2.10(c) of the MPC Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. MPC has furnished SCAC with complete copies of the plans pursuant to which the MPC Stock Options were issued. Other than the automatic vesting of MPC Stock Options that may occur without any action on the part of MPC or its officers or directors, MPC has not taken any action that would result in any MPC Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) MPC has made available to SCAC (i) a description of the terms of employment and compensation arrangements of all officers of MPC and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating MPC to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of MPC who have executed a non-competition agreement with MPC and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of MPC with or relating to its employees, except programs and policies required to be maintained by law; and
(v) copies of all plans, programs, agreements and other arrangements of MPC with or relating to its employees which contain change in control provisions all of which are set forth in Section 2.10(d) of the MPC Disclosure Schedule.

     (e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any MPC Employee Plan or any agreement or arrangement disclosed under this Section 2.10 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of MPC, threatened, between MPC and any of their employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on MPC. Neither MPC nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by MPC or any of its subsidiaries (and neither MPC nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does MPC know of any activities or proceedings of any labor union to organize any of its or employees. MPC has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof, by or with respect to any of its employees.

     Section 2.11. Environmental Laws and Regulations.

     (a) Except as disclosed by MPC herein, (i) MPC is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on MPC, which compliance includes, but is not limited to, the possession by MPC of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) MPC has not received written notice of, or, to the knowledge of MPC, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an ''Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on MPC; and
(iii) to the knowledge of MPC, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as set forth in Section 2.11 of the MPC Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on MPC that are pending or, to the knowledge of MPC, threatened against MPC or, to the knowledge of MPC, against any person or entity whose liability for any Environmental Claim MPC has or may have retained or assumed either contractually or by operation of law.

     Section 2.12. Tax Matters.

     (a)  Except as set forth in Section 2.12 of the MPC Disclosure Schedule:
(i) MPC has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of MPC and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to MPC have been paid in full or have been provided for in accordance with GAAP on MPC's most recent balance, (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to MPC; (iv) to the knowledge of MPC none of the Tax Returns of or with respect to MPC is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to MPC which has not been abated or paid in full.

     (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     Section 2.13. Title to Property. MPC has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on MPC; and, to MPC's knowledge, all leases pursuant to which MPC leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of MPC, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a default and in respect of which MPC has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on MPC.

     Section 2.14. Intellectual Property.

     (a) MPC owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor that are material to its business as currently conducted (the "MPC Intellectual Property Rights").

     (b) The validity of the MPC Intellectual Property Rights and the title thereto of MPC is not being questioned in any litigation to which MPC is a party.

     (c) Except as set forth in Section 2.14(c) of the MPC Disclosure Schedule, the conduct of the business of MPC as now conducted does not, to MPC's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any MPC Intellectual Property Rights.

     (d) MPC has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where MPC has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 2.15. Insurance. MPC maintains general liability, directors and officers liability and other business insurance that MPC believes to be reasonably prudent for its business.

     Section 2.16. Vote Required. Pursuant to NRS 92A.130 of the NGCL the approval of the shareholders is not required wherein, "The number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger."

     Section 2.17. Tax Treatment. Neither MPC nor, to the knowledge of MPC, any of its affiliates has taken or agreed to take action that would prevent the Acquisition from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 2.18. Affiliates. Except for Principal MPC Stockholder and the directors and executive officers of MPC, each of whom is listed in Section
2.18 of the MPC Disclosure Schedule, there are no persons who, to the knowledge of MPC, may be deemed to be affiliates of MPC under Rule 1-02(b) of Regulation S-X of the SEC (the "MPC Affiliates").

     Section 2.19. Certain Business Practices. None of MPC or any directors, officers, agents or employees of MPC has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     Section 2.20. Insider Interests. Except as set forth in Section 2.20 of the MPC Disclosure Schedule, neither MPC nor any officer or director of MPC has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or MPC Intellectual Property Rights, used in or pertaining to the business of MPC, expect for the ordinary rights of a stockholder or employee stock optionholder.

     Section 2.21. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the MPC Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Acquisition is fair to the holders of MPC Shares.

     Section 2.22. Brokers. No broker, finder or investment banker (other than the MPC Financial Adviser, a true and correct copy of whose engagement agreement has been provided to SCAC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MPC.

     Section 2.23. Disclosure. No representation or warranty of MPC in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to SCAC pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 2.24. No Existing Discussions. As of the date hereof, MPC is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

     Section 2.25. Material Contracts.

     (a) MPC has delivered or otherwise made available to SCAC true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which MPC is a party affecting the obligations of any party thereunder) to which MPC is a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of MPC taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of MPC taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which MPC is a party involving employees of MPC); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since March 31, 2000; (vi) contracts or agreements with any Governmental Entity. and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "MPC Contracts"). MPC is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the MPC Contracts is valid and enforceable in accordance with its terms, and there is no default under any MPC Contract so listed either by MPC or, to the knowledge of MPC, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by MPC or, to the knowledge of MPC, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on MPC.

     (c) No party to any such MPC Contract has given notice to MPC of or made a claim against MPC with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on MPC.


                                  ARTICLE 3

                   Representations and Warranties of SCAC

     Except as set forth on the Disclosure Schedule delivered by SCAC to MPC (the "SCAC Disclosure Schedule"), SCAC hereby represents and warrants to MPC as follows:

     Section 3.1. Organization and Qualification.

     (a) Each of SOLPLAX and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on SOLPLAX. When used in connection with SOLPLAX, the term "Material Adverse Effect'' means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of SOLPLAX and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which SOLPLAX and its subsidiaries are engaged, or (ii) that may impair the ability of SCAC to consummate the transactions contemplated hereby.

     (b) SCAC has heretofore delivered to MPC accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of SOLPLAX. Each of SOLPLAX and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on SOLPLAX.

     Section 3.2. Capitalization of SOLPLAX.

     (a) As of July 15, 2000, the issued and outstanding capital stock of SOLPLAX consists of 250,000 SOLPLAX Shares. All of the outstanding SOLPLAX Shares have been duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights.

     (b) Except as set forth in Section 3.2(b) of the SCAC Disclosure Schedule, SOLPLAX is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

     (c) Except as set forth in Section 3.2(c) of the SCAC Disclosure Schedule, between July 15, 2000 and the date hereof, no shares of SOLPLAX's capital stock have been issued and no SOLPLAX Stock options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of SOLPLAX, (ii) securities of SOLPLAX or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of SOLPLAX, (iii) options or other rights to acquire from SOLPLAX or its subsidiaries, or obligations of SOLPLAX or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SOLPLAX, or (iv) equity equivalents, interests in the ownership or earnings of SOLPLAX or its subsidiaries or other similar rights (collectively, "SOLPLAX Securities"). As of the date hereof, there are no outstanding obligations of SOLPLAX or any of its subsidiaries to repurchase, redeem or otherwise acquire any SOLPLAX Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which SOLPLAX is a party or by which it is bound relating to the voting or registration of any shares of capital stock of SOLPLAX.

     (d) Except as set forth in Section 3.2(d) of the SCAC Disclosure Schedule, there are no securities of SOLPLAX convertible into or exchangeable for, no options or other rights to acquire from SOLPLAX, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of SOLPLAX.

     (e) The SOLPLAX Shares constitute the only class of equity securities of SOLPLAX or its subsidiaries.

     (f) Except as set forth in Section 3.2(f) of the SCAC Disclosure Schedule, SOLPLAX does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity.

     Section 3.3. Authority Relative to this Agreement; Recommendation.

     (a) SCAC has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SCAC (the "SCAC Board"), and no other corporate proceedings on the part of SCAC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in
Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding SOLPLAX Shares. This Agreement has been duly and validly executed and delivered by SCAC and constitutes a valid, legal and binding agreement of SCAC, enforceable against SCAC in accordance with its terms.

     (b) The SCAC Board has resolved to approve and adopt this Agreement.

     Section 3.4. SEC Reports; Financial Statements. SOLPLAX is not required to file forms, reports and documents with the SEC.

     Section 3.5. Information Supplied. None of the information supplied or to be supplied by SCAC for inclusion or incorporation by reference to (i) the 8-K will, at the time the 8-K is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the SCAC Disclosure Schedule, and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, and the filing and recordation of the Acquisition Certificate as required by the NGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by SCAC of this Agreement or the consummation by SCAC of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on SCAC.

     Neither the execution, delivery and performance of this Agreement by SCAC nor the consummation by SCAC of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of SOLPLAX or any of SOLPLAX's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SOLPLAX or any of SOLPLAX's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to SOLPLAX or any of SOLPLAX's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on SOLPLAX.

     Section 3.7. No Default. None of SOLPLAX or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SOLPLAX or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to SOLPLAX, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on SOLPLAX. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SOLPLAX or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to SOLPLAX and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which SOLPLAX is aware by any party obligated to SOLPLAX or any subsidiary thereunder.

     Section 3.8. No Undisclosed Liabilities; Absence of Changes. To the best knowledge of SCAC's current management, except as and to the extent disclosed by SCAC in the SCAC Disclosure Schedule, none of SOLPLAX or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of SOLPLAX and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on SOLPLAX. Except as disclosed by SCAC, none of SOLPLAX or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to SOLPLAX or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on SOLPLAX. Except as and to the extent disclosed by SCAC there has not been (i) any material change by SOLPLAX in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by SOLPLAX of any of its assets having a Material Adverse Effect on SOLPLAX, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.9. Litigation. To the best knowledge of SCAC's current management, except as set forth in Schedule 3.9 of the SCAC Disclosure Schedule there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of SOLPLAX, threatened against SOLPLAX or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SOLPLAX or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by SCAC, none of SOLPLAX or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on SOLPLAX or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.10. Compliance with Applicable Law. To the best knowledge of SCAC's current management, except as disclosed by SCAC, SOLPLAX and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "SOLPLAX Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on SOLPLAX. Except as disclosed by SCAC, SOLPLAX and its subsidiaries are in compliance with the terms of the SOLPLAX Permits, except where the failure so to comply would not have a Material Adverse Effect on SOLPLAX. Except as disclosed by SCAC, the businesses of SOLPLAX and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on SOLPLAX. Except as disclosed by SCAC no investigation or review by any Governmental Entity with respect to SOLPLAX or its subsidiaries is pending or, to the knowledge of SCAC, threatened, nor, to the knowledge of SCAC, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which SCAC reasonably believes will not have a Material Adverse Effect on SOLPLAX.

     Section 3.11. Employee Benefit Plans; Labor Matters.

     (a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time by SOLPLAX, any of its subsidiaries or any entity required to be aggregated with SOLPLAX or any of its subsidiaries pursuant to
Section 414 of the Code (each, a "SOLPLAX Employee Plan"), no event has occurred and, to the knowledge of SCAC, no condition or set of circumstances exists in connection with which SOLPLAX or any of its subsidiaries could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on SOLPLAX.

     (b) (i) No SOLPLAX Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each SOLPLAX Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 3.11(c) of the SCAC Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any SOLPLAX Stock Options, together with the number of SOLPLAX Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Acquisition), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 3.11(c) of the SCAC Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. SCAC has furnished MPC with complete copies of the plans pursuant to which the SOLPLAX Stock Options were issued. Other than the automatic vesting of SOLPLAX Stock Options that may occur without any action on the part of SOLPLAX or its officers or directors, SOLPLAX has not taken any action that would result in any SOLPLAX Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) SCAC has made available to MPC (i) a description of the terms of employment and compensation arrangements of all officers of SOLPLAX and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating SOLPLAX to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of SOLPLAX who have executed a non-competition agreement with SOLPLAX and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of SOLPLAX with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of the SOLPLAX with or relating to its employees which contain change in control provisions.

     (e)  Except  as  disclosed in Section 3.11(e)  of  the  SCAC  Disclosure
Schedule   there  shall  be  no  payment,  accrual  of  additional  benefits, acceleration of payments, or vesting in any benefit under any SOLPLAX Employee Plan or any agreement or arrangement disclosed under this Section
3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of SCAC threatened, between SOLPLAX or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on SOLPLAX. Neither SOLPLAX nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by SOLPLAX or any of its subsidiaries (and neither SOLPLAX nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does SCAC know of any activities or proceedings of any labor union to organize any of its or any of its subsidiaries' employees. SCAC has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof by or with respect to any of its or any of its subsidiaries' employees.

     Section 3.12. Environmental Laws and Regulations.

     (a) Except as disclosed by SCAC, (i) each of SOLPLAX and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on SOLPLAX, which compliance includes, but is not limited to, the possession by SOLPLAX and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of SOLPLAX or its subsidiaries has received written notice of, or, to the knowledge of SCAC, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on SOLPLAX; and (iii) to the knowledge of SCAC, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed by SCAC, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on SOLPLAX that are pending or, to the knowledge of SCAC, threatened against SOLPLAX or any of its subsidiaries or, to the knowledge of SCAC, against any person or entity whose liability for any Environmental Claim SOLPLAX or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     Section 3.13. Tax Matters. Except as set forth in Section 3.13 of the SCAC Disclosure Schedule: (i) SOLPLAX and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of SOLPLAX and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to SOLPLAX and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on SOLPLAX's most recent balance sheet which is part of the SOLPLAX SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to SOLPLAX or its subsidiaries; (iv) to the knowledge of SCAC none of the Tax Returns of or with respect to SOLPLAX or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to SOLPLAX or any of its subsidiaries which has not been abated or paid in full.

     Section 3.14. Title to Property. SOLPLAX and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on SOLPLAX; and, to SCAC's knowledge, all leases pursuant to which SOLPLAX or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of SCAC, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which SOLPLAX or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on SOLPLAX.

     Section 3.15. Intellectual Property.

     (a) Each of SOLPLAX and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "SOLPLAX Intellectual Property Rights").

     (b) Except as set forth in Section 3.15(b) of the SCAC Disclosure Schedule the validity of the SOLPLAX Intellectual Property Rights and the title thereto of SOLPLAX or any subsidiary, as the case may be, is not being questioned in any litigation to which SOLPLAX or any subsidiary is a party.

     (c) The conduct of the business of SOLPLAX and its subsidiaries as now conducted does not, to SCAC's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any SOLPLAX Intellectual Property Rights.

     (d) Each of SOLPLAX and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where SOLPLAX has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 3.16. Insurance. SOLPLAX and its subsidiaries maintain general liability and other business insurance that SOLPLAX believes to be reasonably prudent for its business.

     Section 3.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding SOLPLAX Shares is the only vote of the holders of any class or series of SOLPLAX's capital stock necessary to approve and adopt this Agreement and the Acquisition.

     Section 3.18. Tax Treatment. Neither SOLPLAX nor, to the knowledge of SCAC, any of its affiliates has taken or agreed to take any action that would prevent the Acquisition from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.19. Affiliates. Except for the directors and executive officers of SOLPLAX, each of whom is listed in Section 3.19 of the SCAC Disclosure Schedule, there are no persons who, to the knowledge of SCAC, may be deemed to be affiliates of SOLPLAX under Rule 1-02(b) of Regulation S-x of the SEC (the "SOLPLAX Affiliates").

     Section 3.20. Certain Business Practices. None of SOLPLAX, any of its subsidiaries or any directors, officers, agents or employees of SOLPLAX or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section 3.21. Insider Interests. Except as set forth in Section 3.21 of the SCAC Disclosure Schedule, no officer or director of SOLPLAX has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or SOLPLAX Intellectual Property Rights, used in or pertaining to the business of SOLPLAX or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section 3.22. Opinion of Financial Adviser. SCAC management has determined, without the advise of an outside Financial Adviser, to the effect that, as of such date the exchange ratio contemplated by the Acquisition is fair to the holders of SCAC Shares.

     Section 3.23. Brokers. No broker, finder or investment banker (other than the SCAC Financial Adviser, a true and correct copy of whose engagement agreement has been provided to MPC) is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SCAC.

     Section 3.24. Disclosure. No representation or warranty of SCAC in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to MPC pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 3.25. No Existing Discussions. As of the date hereof, SCAC is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 5.4).

     Section 3.26. Material Contracts.

     (a) SCAC has delivered or otherwise made available to MPC true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which SOLPLAX is a party affecting the obligations of any party thereunder) to which
SOLPLAX or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of SOLPLAX and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of SOLPLAX and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which SOLPLAX is a party involving employees of SOLPLAX);
(ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since December 31, 1999, (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the 'SOLPLAX Contracts"). Neither SOLPLAX nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the SOLPLAX Contracts is valid and enforceable in accordance with its terms, and there is no default under any SOLPLAX Contract so listed either by SOLPLAX or, to the knowledge of SCAC, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by SOLPLAX or, to the knowledge of SCAC, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on SOLPLAX.

     (c) No party to any such SOLPLAX Contract has given notice to SOLPLAX of or made a claim against SOLPLAX with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on SOLPLAX.

                                  ARTICLE 4

                                  Covenants

     Section 4.1. Conduct of Business of MPC. Except as contemplated by this Agreement or as described in Section 4.1 of the MPC Disclosure Schedule, during the period from the date hereof to the Effective Time, MPC will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the MPC Disclosure Schedule, prior to the Effective Time, MPC will not, without the prior written consent of SCAC:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, comments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights).

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)  adopt  a  plan  of  complete or partial  liquidation,  dissolution,
Acquisition,   consolidation,  restructuring,   recapitalization   or   other
reorganization of MPC (other than the Acquisition);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent or otherwise) for the obligations of any other person.
(iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of MPC; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent MPC from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 1999 in amounts previously disclosed to SCAC (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to MPC);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by Acquisition, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to MPC; (iii) authorize any new capital expenditure or expenditures which, individually is in excess of $500,000 or, in the aggregate, are in excess of $1,000,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to MPC;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on MPC;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of contained in this Agreement untrue or incorrect.

     Section 4.2. Conduct of Business of SOLPLAX. Except as contemplated by this Agreement or as described in Section 4.2 of the SCAC Disclosure Schedule during the period from the date hereof to the Effective Time, SOLPLAX will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.2 of the SCAC Disclosure Schedule, prior to the Effective Time, SOLPLAX will not, without the prior written consent of:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) amend the terms of the SOLPLAX Warrants, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)  adopt  a  plan  of  complete or partial  liquidation,  dissolution,
Acquisition   consolidation,   restructuring,   recapitalization   or   other
reorganization of SOLPLAX (other than the Acquisition);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business. (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;
(iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of SOLPLAX or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent SOLPLAX or its subsidiaries from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of yearend compensation reviews consistent with past practice and paying bonuses to employees for fiscal 1999 in amounts previously disclosed to (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to SOLPLAX);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by Acquisition, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to SOLPLAX; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $1,000,000: provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to SOLPLAX and its subsidiaries taken as a whole;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on SOLPLAX;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of the SOLPLAX contained in this Agreement untrue or incorrect.

     Section 4.3. Preparation of 8-K. SCAC shall promptly assist MPC in filing any 8K report required to be filed by MPC, if required by counsel.

     Section 4.4. Other Potential Acquirers. SCAC, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition.

     Section 4.5. Meetings of Stockholders. Each of SCAC and MPC shall take all action necessary, in accordance with the respective General Corporation Law of its respective state, and its respective certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NGCL and their charter and bylaws and SCAC will, through its respective Board of Directors, recommend to its respective stockholders approval of such matters.

     Section 4.6. Registration. The parties shall use all reasonable efforts to cause the MPC Shares to be issued in the Acquisition to be registered pursuant to the Securities Act of 1933.

     Section 4.7. Access to Information.

     (a) Between the date hereof and the Effective Time, MPC will give SCAC and its authorized representatives, and SCAC will give MPC and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, MPC shall furnish to SCAC, and SCAC will furnish to MPC, within 25 business days after the end of each calendar month (commencing with August 22, 2000, an unaudited balance sheet of the party furnishing such information as of the end of the such month and the related statements of earnings, stockholders' equity (deficit) and, within 25 business days after the end of each calendar quarter cash flows for the quarter then ended, each prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by such party with respect to its monthly or quarterly financial statements. All the foregoing shall be in accordance with the books and records of the party furnishing such information and shall fairly present its financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

     (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.

     Section 4.8. Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,
(i) cooperating in the preparation and filing of the 8-K, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Acquisition and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, SCAC and MPC agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Acquisition. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     Section 4.9. Public Announcements. SCAC, and MPC will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Acquisition, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq as determined by SCAC or MPC.

     Section 4.10. Indemnification.

     (a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, MPC shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless any officer or director who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the ''Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss expense, claim, damage or liability (whether or not arising before the Effective Time), (i) MPC shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to MPC, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NGCL or its certificate of incorporation or bylaws, (ii) MPC will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NGCL and MPC's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to MPC and the Indemnified Party; provided, however, that MPC shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, conflict on any significant issue between positions of any two or more Indemnified Parties.

       (b) In the event MPC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or Acquisition or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of MPC shall assume the obligations set forth in this Section 4.11.

     (c) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of MPC, SCAC and SOLPLAX and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in MPC's, SCAC's and SOLPLAX's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Acquisition and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (d) The provisions of this Section 4.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 4.11. Notification of Certain Matters. The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                  ARTICLE 5

                Conditions to Consummation of the Acquisition

     Section  5.1.  Conditions  to Each Party's  Obligations  to  Effect  the
Acquisition. The respective obligations of each party hereto to effect the Acquisition are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of SOLPLAX;

     (b) this Agreement shall have been approved and adopted by the Board of Directors of MPC and SCAC;

     (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Acquisition;

     (d) any waiting period applicable to the Acquisition under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

     Section 5.2. Conditions to the Obligations of MPC. The obligation of MPC to effect the Acquisition is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of SOLPLAX contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on SOLPLAX) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing SCAC shall have delivered to MPC a certificate to that effect;

     (b) each of the covenants and obligations of SCAC to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing SCAC shall have delivered to MPC a certificate to that effect;

       (c) SCAC shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by MPC pursuant to the Acquisition to any obligation, right or interest of SOLPLAX under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of MPC, individually or in the aggregate, have a Material Adverse Effect on SOLPLAX;

     (d) there shall have been no events, changes or effects with respect to SOLPLAX or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on SOLPLAX; and

     (e) the Acquisition contemplated herein shall occur no later than September 30, 2000.

     Section 5.3. Conditions to the Obligations of SCAC. The respective obligations of SCAC to effect the Acquisition are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of MPC contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on MPC) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing MPC shall have delivered to SCAC a certificate to that effect;

     (b) each of the covenants and obligations of MPC to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing MPC shall have delivered to SCAC a certificate to that effect; and

     (c) there shall have been no events, changes or effects with respect to MPC having or which could reasonably be expected to have a Material Adverse Effect on MPC.

                                  ARTICLE 6

                       Termination; Amendment; Waiver

     Section 6.1. Termination. This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by SCAC's stockholders:

     (a) by mutual written consent of MPC and SCAC;

     (b) by SCAC or MPC if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Acquisition has not been consummated by September, 30 2000; provided, however, that no party may terminate this Agreement pursuant to this clause
(ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by MPC if (i) there shall have been a breach of any representation or warranty on the part of SCAC set forth in this Agreement, or if any representation or warranty of SCAC shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by September 1, 2000 (or as otherwise extended), (ii) there shall have been a breach by SCAC of any of their respective covenants or agreements hereunder having a Material Adverse Effect on SOLPLAX or materially adversely affecting (or materially delaying) the consummation of the Acquisition, and SCAC, as the case may be, has not cured such breach within 20 business days after notice by MPC thereof, provided that MPC has not breached any of its obligations hereunder, (iii) MPC shall have convened a meeting of its stockholders to vote upon the Acquisition and shall have failed to obtain the requisite vote of its stockholders; or (iv) MPC shall have convened a meeting of its Board of Directors to vote upon the Acquisition and shall have failed to obtain the requisite vote;

     (d) by SCAC if (i) there shall have been a breach of any representation or warranty on the part of MPC set forth in this Agreement, or if any representation or warranty of MPC shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by September 1, 2000 (or as otherwise extended), (ii) there shall have been a breach by MPC of its covenants or agreements hereunder having a Material Adverse Effect on MPC or MPC or materially adversely affecting (or materially delaying) the consummation of the Acquisition, and MPC or MPC, as the case may be, has not cured such breach within twenty business days after notice by SCAC thereof, provided that SCAC has not breached any of its obligations hereunder, (iii) the MPC Board shall have recommended to MPC's stockholders a Superior Proposal, (iv) the MPC Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Acquisition or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Acquisition, or shall have adopted any resolution to effect any of the foregoing, (v) SCAC shall have convened a meeting of its stockholders to vote upon the Acquisition and shall have failed to obtain the requisite vote of its stockholders or (vi) MPC shall have convened a meeting of its stockholders to vote upon the Acquisition and shall have failed to obtain the requisite vote of its stockholders.

     Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.7(c) hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     Section 6.3. Fees and Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     Section 6.4. Amendment. This Agreement may be amended by action taken by MPC and SCAC at any time before or after approval of the Acquisition by the stockholders of MPC and SCAC (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                  ARTICLE 7

                                Miscellaneous

     Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     Section 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

  If to SCAC:
     Jocelyn Carnegie
     Managing Director
     6265 S. Stevenson Way
     Las Vegas, Nevada 89120
Copy to:
     Al Greco, Esq.
     666 5th Avenue
     New York, NY

  if to MPC:
     MILLENNIUM PLASTICS CORPORATION
     6265 S. Stevenson Way
     Las Vegas, Nevada 89120

Copy to:
     Donald J. Stoecklein, Esq.
     Sperry Young & Stoecklein
     1850 E. Flamingo Rd. Suite 111
     Las Vegas, Nevada 89119
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

     Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 7.8. Certain Definitions. For the purposes of this Agreement, the term:

     (a) "affiliate" means (except as otherwise provided in Sections 2.19, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "business day" means any day other than a day on which Nasdaq is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d) "knowledge'' or "known'' means, with respect to any matter in question, if an executive officer of MPC or SCAC or its subsidiaries, as the case may be, has actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of MPC, SCAC or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which MPC, SCAC or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of MPC, SCAC or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Acquisition, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Acquisition.

     Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
                                   MILLENNIUM PLASTICS CORPORATION

                                   By:/s/ Paul Branagan
                                    Name: Paul Branagan
                                    Title: President

                                   SCAC HOLDINGS INC.

                                   By:/s/ Jocelyn Carnegie
                                    Name: Jocelyn Carnegie
                                    Title: Managing Director

                       MILLENNIUM DISCLOSURE SCHEDULE
Schedule      2.1        Organization                       See       Amended
Articles/Bylaws/Minutes

Schedule 2.6   Consents & Approvals          None Required

Schedule 2.7   No Default                    Not Applicable

Schedule 2.8   No Undisclosed Liability      None Exist

Schedule 2.9   Litigation                    None Exist

Schedule  2.10   Compliance with Applicable Law      Not  Applicable  -  full
disclosed in 10KSB

Schedule 2.11 Employee Benefit Plans         Section 2.11(a) Not Applicable -
None Exist

                                   Section 2.11(b) No Benefit Plan Exist

                                   Section 2.11( c)No Options Exist

                                   Section 2.11(d) No Agreements Exist

Schedule 2.12 Environmental Laws and Regs    Not Applicable

Schedule 2.13 Tax Matters                    None Exist

Schedule 2.14 Title to Property              None Exist

Schedule 2.15 Intellectual Property               None Exist

Schedule 2.16 Insurance                 None Exist

Schedule   2.17    Vote  Required                  See  Shareholder   Meeting
Certificate

Schedule 2.18 Tax Treatment                  Not Applicable

Schedule 2.19 Affiliates                Paul Branagan
                                   Bill Lennon
                                   Donato Grieco
                                   Jim Arnold

Schedule 2.20 Certain Business Practices          None Exist

Schedule 2.21 Insider Interest                    None Exist

Schedule 2.22 Opinion of Financial Adviser        Waived - None Exist

Schedule 2.23 Broker                         None Exist

Schedule 4.1 Conduct of Business             See Amended & Restated Articles

                          SCAC DISCLOSURE SCHEDULE
Schedule 3.2(b) Subsidiary Stock             None Exist

Schedule 3.2(c) Capital Stock Rights              None Exist other than as in
Articles

Schedule 3.2(d) Securities conversions       None Exist

Schedule 3.2 (f) Subsidiaries                None Exist

Schedule 3.6   Consents & Approvals          None Required

Schedule 3.7   No Default                    Not Applicable

Schedule 3.8   No Undisclosed Liability      None Exist ($60,000 loan)

Schedule 3.9   Litigation                    None Exist

Schedule  3.10   Compliance with Applicable Law      Not  Applicable  -  full
disclosed in 10KSB

Schedule 3.11 Employee Benefit Plans         Section 3.11( c)No Options Exist

                                   Section 3.11(e) No Agreements Exist

Schedule 3.12 Environmental Laws and Regs    Not Applicable

Schedule 3.13 Tax Matters                    None Exist

Schedule 3.14 Title to Property              None Exist

Schedule 3.15(b) Intellectual Property   None  Exist other than  user  rights
                                   issue   which  pursuant  to   opinion   of
                                   independent counsel is a non issue.

Schedule 3.16 Insurance                 None Exist

Schedule   3.17    Vote  Required                  See  Shareholder   Meeting
Certificate

Schedule 3.18 Tax Treatment                  Not Applicable

Schedule 3.19 Affiliates                Paul Branagan
                                   Nicholas Mcllwraith
                                   Jocelyn Carnegie

Schedule 3.20 Certain Business Practices          None Exist

Schedule 3.21 Insider Interest                    None Exist

Schedule 3.22 Opinion of Financial Adviser        Waived - None Exist

Schedule 2.23 Broker                         None Exist

Schedule 4.2 Conduct of Business             See Amended

                                  EXHIBIT A

                 REGISTRATION RIGHTS AGREEMENT


           This Registration Rights Agreement (this "Agreement") is made and entered into as of August 22, 2000, by and between Millennium Plastics Corporation, a Nevada corporation (the "Company") and SCAC Holdings, Inc., a Nevada corporation, "SCAC".

          This Agreement is made pursuant to the Acquisition Agreement, dated August 22, 2000 (the "Acquisition Agreement").

          The Company and SCAC hereby agree as follows:

     1.   Definitions

          Capitalized terms used and not otherwise defined herein that are defined in the Acquisition Agreement shall have the meanings given such terms in the Acquisition Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Advice" shall have the meaning set forth in Section 3(o).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

          "Acquisition Date" means the day the Acquisition of Solplax is completed.

          "Commission"  means  the  United  States  Securities  and  Exchange
Commission.

          "Common Stock" means the Company's Common Stock, no par value per share.

          "Effectiveness Date" means the day the Registration is cleared from comments from the Commission.

          "Effectiveness Period" shall have the meaning set forth in  Section
2(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Filing Date" means the 60th Business Day following the Acquisition Date.

          "Holder" or "Holder" means the holder or Holder, as the case may be, from time to time of Registrable Securities.

          "Indemnified  Party" shall have the meaning set  forth  in  Section
5(c).

          "Indemnifying  Party" shall have the meaning set forth  in  Section
5(c).

          "Losses" shall have the meaning set forth in Section 5(a).

          "Nevada Courts" shall have the meaning set forth in Section 6(j).

          "Offering" means the Offering to be included in the Registration Statement (including, without limitation, an Offering that includes any information previously omitted from an Offering filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Offering supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Offering, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Offering.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proceeding"  means  an  action,  claim,  suit,  investigation   or
proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Registrable Securities" means the shares of Common Stock issued pursuant to (a) the Acquisition Agreement dated August 22, 2000.

          "Registration Statement" means the registration statement contemplated by Section 2(a) (covering such number of Registrable Securities and any additional Registration Statements contemplated in the definition of Registrable Securities), including (in each case) the Offering, amendments and supplements to such registration statement or Offering, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Special Counsel" means one law firm acting as counsel to the Holder, for which the Holder will be reimbursed by the Company pursuant to
Section 4.

2.   Registration

           (a) On or prior to the Filing Date the Company shall prepare and file with the Commission a Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule
415. The Registration Statement shall be on Form SB-2 (or, if the Company is not permitted to register the resale of the Registrable Securities on Form SB-2, the Registration Statement shall be on such other appropriate form in accordance herewith as the Holder of a majority in interest of the Registrable Securities may consent). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement continuously effec tive under the Securities Act until the date which is one year after the date that such Registration Statement is declared effective by the Commission or
such   earlier  date  when  all  Registrable  Securities  covered   by   such
Registration Statement have been sold or may be sold pursuant to Rule 144 promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holder not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

            (b) If any of the Registrable Securities are to be sold in an Underwritten Offering, the investment banker in interest that will administer the offering will be selected by the Company. No Holder may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Person entitled hereunder to approve such arrangements and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

     3.   Registration Procedures

          In   connection   with   the  Company's  registration   obligations
hereunder, the Company shall:

          (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement (and any additional Registration Statements as may be required) in accordance with Section 2(a), and cause the Registration Statement to become effective and remain effective as provided herein;
provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Offering or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed (in the form proposed to be filed), which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holder, their Special Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holder and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Offering or any amendments or supplements thereto to which the Holder of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object on a timely basis.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act; (ii) cause the related Offering to be amended or supplemented by any required Offering supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Holder true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Offering as so supplemented.

          (c) Notify the Holder of Registrable Securities to be sold, their Special Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Offering or any Offering supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to Holder7) and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Offering or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Offering or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Offering or other documents so that, in the case of the Registration Statement or the Offering, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) If requested by any managing underwriter or the Holder of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Offering supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holder reasonably agree should be included therein and (ii) make all required filings of such Offering supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Offering supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this
Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law or be materially detrimental to the business prospects of the Company.

          (f) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one conformed copy of each Regis tration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (g) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Offering or Offerings (including each form of Offering) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Offering and each amendment or supplement thereto by each of the selling Holder and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Offering and any amendment or supplement thereto.

          (h) The Company shall qualify or register (or procure any necessary exceptions from such qualification or registration) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Holder and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holder may request at least three Business Days prior to any sale of Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Offering or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Offering will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on any securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Acquisition Agreement.

          (l) In the case of an Underwritten Offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holder of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holder and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each selling Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holder covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement or at the time of delivery of any Registrable Securities sold pursuant thereto (at the option of the underwriters), obtain and deliver copies to the Holder and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each Person and in such form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holder and the underwriters, if any, than those set forth in Section 7 (or such other provisions and procedures acceptable to the managing underwriters, if any, and Holder of a majority of Registrable Securities participating in such Underwritten Offering; and (v) deliver such documents and certificates as may be reasonably requested by the Holder of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (m) Make available for inspection by the selling Holder, a representative of such Holder, an underwriter participating in any disposition of Registrable Securities, and an attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

          (n) Comply with all applicable rules and regulations of the Commission and make generally available to its security Holder earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year)
(i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall cover said 12-month period, or end shorter periods as is consistent with the requirements of Rule 158.

          (o) The Company may require each selling Holder to furnish to the Company such information regarding the distribution of such Registrable Securities and the beneficial ownership of Common Stock held by such selling Holder as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder agrees by its acquisition of such Registrable Securities that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Offering as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and
(ii) it will comply with the Offering delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Offering and/or amended Registration Statement contemplated by
Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Offering may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Offering or Registration Statement.

4.   Registration Expenses

           (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall, except as and to the extent specified in Section 4(c), be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The NASDAQ Stock Market, Inc. and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holder in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holder of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Offerings if the printing of Offerings is requested by the managing underwriters, if any, or by the Holder of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, tele phone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holder, in the case of the Special Counsel, to a maximum amount of $5,000, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

          (b) If the Holder require an Underwritten Offering pursuant to the terms hereof, the Company shall be responsible for all costs, fees and expenses in connection therewith, except for the fees and disbursements of the Underwriters (including any underwriting commissions and discounts) and their legal counsel and accountants. By way of illustration which is not intended to diminish from the provisions of Section 4(a), the Holder shall not be responsible for, and the Company shall be required to pay the fees or disbursements incurred by the Company (including by its legal counsel and accountants) in connection with, the preparation and filing of a Registration Statement and related Offering for such offering, the maintenance of such Registration Statement in accordance with the terms hereof, the listing of the Registrable Securities in accordance with the requirements hereof, and printing expenses incurred to comply with the requirements hereof.

     5.   Indemnification

          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlements, judgments, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Offering or any form of Offering or in any amendment or supplement thereto or in any preliminary Offering, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Offering or form of Offering or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Offering or such form of Offering or in any amendment or supplement thereto. The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

          (b) Indemnification by Holder. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Offering, or any form of Offering, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Offering or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Offering or such form of Offering. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except

(and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indem nified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          All   fees   and  expenses  of  the  Indemnified  Party  (including
reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indem nifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well  as any other relevant equitable considerations.  The relative fault  of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6.   Miscellaneous

          (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of dam ages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. Except as and to the extent specifically set forth in Schedule 6(b) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in Schedule 6(b) attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holder of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holder set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

          (c) No Piggyback on Registrations. Except as and to the extent specifically set forth in Schedule 6(b) attached hereto, neither the Company nor any of its security Holders (other than the Holder in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement providing any such right to any of its security Holders.

          (d) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each holder of Registrable Securities written notice of such determination and, if within twenty (20) days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such holder requests to be registered. No right to registration of Registrable Securities under this Section shall be construed to limit any registration otherwise required hereunder.

          (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder of at least a majority of the then outstanding Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holder and that does not directly or indirectly affect the rights of other Holder may be given by Holder of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (Pacific Coast time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Acquisition Agreement later than 7:00 p.m. (Pacific Coast time) on any date and earlier than 11:59 p.m. (Pacific Coast time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to
be  given.   The  address  for such notices and communications  shall  be  as follows:

                           If to the Company:
                           Millennium Plastics Corporation
                           6265 S. Stevenson Way
                           Las Vegas, Nevada 89120

                           Attn:  Paul Branagan

     With copies to:               Donald J. Stoecklein, Esq.
                           401 Broadway, Suite 400
                           San Diego, California 92101

     If to Holder:           SCAC Holdings, Inc.
                           6265 S. Stevenson Way
                           Las Vegas, Nevada 89120




     If to any other Person who is then the registered Holder:

      To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. SCAC may assign their respective rights hereunder in the manner and to the Persons as permitted under the Acquisition Agreement.

          (h) Assignment of Registration Rights. The rights of a Purchaser hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by such Purchaser to any assignee or transferee of all or a portion of the Common Stock referenced in the definition of Registrable Securities or Registrable Securities without the consent of the Company if: (i) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to such registration rights are being transferred or assigned, (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Acquisition Agreement. The rights to assignment shall apply to SCAC' (and to subsequent) successors and assigns.

          (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (j) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any Nevada state in respect of any Proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the Nevada Courts. The Company irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in any Nevada Court and any claim that any such Proceeding brought in any Nevada Court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Holder. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (k)    Cumulative  Remedies.   The  remedies  provided  herein  are
cumulative and not exclusive of any remedies provided by law.

          (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (n) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holder of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than SCAC or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holder of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                              MILLENNIUM PLASTICS CORPORATION



                         By:/s/ Paul Branagan
                              Name:Paul Branagan
                              Title:President



                         HOLDER
                              SCAC Holdings Inc.


                         By:/s/ Jocelyn Carnegie
                              Name:Jocelyn Carnegie
                              Title:Managing Director